UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

PARATEK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36066	33-0960223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Park Plaza Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 807-6600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders, or the Annual Meeting, was held on June 8, 2016. Proxies for the Annual Meeting were solicited by the Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board of Directors’ solicitation. There were 17,734,011 shares of common stock entitled to vote at the Annual Meeting. A total of 16,614,157 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Thomas J. Dietz, Ph.D., Timothy R. Franson, M.D. and Evan Loh, M.D. were elected as directors to hold office until the 2019 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes

Thomas J. Dietz, Ph.D.	13,107,296	121,803	3,385,058

Timothy R. Franson, M.D.	13,226,764	2,335	3,385,058
Evan Loh, M.D.	13,224,851	4,248	3,385,058

In addition to the directors elected above, Michael F. Bigham and Robert Radie will continue to serve as directors until the 2017 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier resignation or removal and Richard Lim, Kristine Peterson and Jeffrey Stein, Ph.D. will continue to serve as directors until the 2018 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier resignation or removal.

Proposal No. 3

The selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016 was ratified by the following vote:

For	Against	Abstain

15,539,390	13,782	1,060,985

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: June 9, 2016	By:	/s/ William M. Haskel
William M. Haskel
SVP, General Counsel and Corporate Secretary